                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of July 6, 2000, by and among INTERNAP NETWORK SERVICES CORPORATION, a Washington corporation ("Parent"); VIRGINIA ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); VPNX.COM, INC., a Delaware corporation (the "Company"), and for purposes of Sections 9 and 10 only, the Stockholders' Agent whose signature is affixed on the signature page hereof (the "Stockholders' Agent"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

         A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

         B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "purchase."

         C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

         D. Contemporaneously with the execution and delivery of this Agreement, the holders of capital stock of the Company representing approximately 90% of the voting capital stock of the Company are executing and delivering to Parent a voting agreement (a "Voting Agreement") of even date herewith substantially in the form of Exhibit B.

                                    AGREEMENT

         The parties to this Agreement intending to be legally bound hereby agree as follows:

SECTION 1.        DESCRIPTION OF TRANSACTION

         1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

         1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law.


                                        1.

         1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, 3175 Hanover, Palo Alto, California 94304 at 10:00 a.m. on a date to be designated by Parent after the satisfaction (or, to the extent permitted, waiver) of the conditions set forth in Sections 6 and 7, but in no event later than August 1, 2000 if the conditions set forth in Sections 6 and 7 have been satisfied (or, to the extent permitted, waived) at least two business days before such date. (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date."). Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificate of merger conforming to the requirements of the Delaware General Corporation Law shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time such certificate of merger is filed with the Secretary of State of the State of Delaware (the "Effective Time").

         1.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent prior to the Effective Time:

             (a) the certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time in a form acceptable to Parent;

             (b) the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

             (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals selected by Parent prior to the Closing.

         1.5 MERGER CONSIDERATION; CONVERSION OF SHARES.

             (a) Subject to Sections 1.8(c) and 1.9, the consideration payable in the Merger to holders of shares of Company Capital Stock (including all shares of Company Common Stock issued upon conversion of all preferred stock ($0.001 par value per share) of the Company ("Company Preferred Stock"), upon exercise of any Company Warrant and upon conversion of any Company Bridge Note prior to the Closing) outstanding immediately prior to the Effective Time, shall consist solely of shares of the common stock (par value $0.001 per share) of Parent ("Parent Common Stock"), such shares of Parent Common Stock to have such rights as are set forth in the Certificate of Incorporation of Parent and to be issuable solely in accordance with the terms of this Agreement. The Parent Common Stock to be received as consideration pursuant to the Merger by each holder of shares of Company Capital Stock (including all shares of Company Common Stock issued upon conversion of all Company Preferred Stock, upon exercise of any Company Warrant and upon conversion of any Company Bridge Note prior to the Closing, together with cash in lieu of fractional shares of Parent Common Stock, as specified below) is referred to herein as the "Merger Consideration."

             (b) The following terms shall be defined as set forth below:


                                        2.

             "COMMON EXCHANGE RATIO" means the quotient obtained by dividing (x) the amount by which the Merger Consideration exceeds the Liquidation Preference Shares by (y) the Fully Diluted Number of Company Shares.

             "COMPANY CAPITAL STOCK" means the Company Common Stock and Company Preferred Stock, collectively.

             "FULLY DILUTED NUMBER OF COMPANY SHARES" means the sum of (i) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time, PLUS (ii) the aggregate number of shares of Company Common Stock reserved for issuance upon the exercise of options to acquire Company Common Stock, PLUS (iii) the aggregate number of shares of Company Common Stock reserved for issuance upon the exercise of any warrant or other right to acquire Company Common Stock or preferred stock of the Company, or the conversion of any convertible notes, preferred stock or other securities, in each case as outstanding immediately prior to the Effective Time.

             "LIQUIDATION PREFERENCE AMOUNT" means the sum of (A) the number of shares of the Company's Series A Preferred Stock outstanding as of the Effective Time multiplied by $2.4909462; and (B) the number of shares of the Company's Series B Preferred Stock outstanding as of the Effective Time multiplied by $3.8204499.

             "LIQUIDATION PREFERENCE SHARES" means the quotient obtained by dividing (i) the Liquidation Preference Amount by (ii) the Parent Share Price.

             "MERGER CONSIDERATION" means 2,306,082 shares of Parent Common
Stock.

             "PARENT SHARE PRICE" means $39.6266.

             "SERIES A EXCHANGE RATIO" means the sum of (A) the Common Exchange Ratio, plus (B) the quotient obtained by dividing (i) $2.4909462 by
(ii) the Parent Share Price.

             "SERIES B EXCHANGE RATIO" means the sum of (A) the Common Exchange Ratio, plus (B) the quotient obtained by dividing (i) $3.8204499 by
(ii) the Parent Share Price.

             (c) Subject to Sections 1.8(c) and 1.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

                   (i) each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into a number of shares of Parent Common Stock equal to the Common Exchange Ratio;

                   (ii) each share of Company Series A Preferred Stock outstanding immediately prior to the Effective Time shall be converted into a number of shares of Parent Common Stock equal to the Series A Exchange Ratio;


                                        3.

                   (iii) each share of Company Series B Preferred Stock outstanding immediately prior to the Effective Time shall be converted into a number of shares of Parent Common Stock equal to the Series B Exchange Ratio; and

                   (iv) each share of the common stock (par value $0.001 per share) of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

              (d) If any shares of Company Capital Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Capital Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

              (e) A portion of the shares of Parent Common Stock issued in the Merger shall be delivered into escrow and held as specified in Section
1.8 hereof.

              (f) In the event Parent at any time or from time to time between the date of this Agreement and the Effective Time declares or pays any dividend on Parent Common Stock payable in Parent Common Stock or in any right to acquire Parent Common Stock, or effects a subdivision of the outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock (by stock dividends, combinations, splits, recapitalizations and the like), or in the event the outstanding shares of Parent Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Parent Common Stock, then the Common Exchange Ratio, the Series A Exchange Ratio and the Series B Exchange Ratio shall be appropriately adjusted.

         1.6  STOCK OPTIONS AND WARRANTS.

              (a) At the Effective Time, each option to purchase shares of capital stock of the Company that is then outstanding, whether vested or unvested (a "Company Option"), shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of the Company's 1996 and 1997 Stock Option Plans (the "Stock Plans") and the stock option agreement by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such assumed Company Option shall be equal to the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time multiplied by the Common Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Company Option, as in effect


                                        4.

immediately prior to the Effective Time, by the Common Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent and (iv) all restrictions on the exercise of each such assumed Company Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged and shall continue to have, and be subject to, the same terms and conditions as set forth in the Stock Plans and/or stock option agreement by which such Company Option is evidenced immediately prior to the Effective Time; PROVIDED, HOWEVER, that each such assumed Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary to effectuate the provisions of this Section 1.6. Following the Closing, Parent will send to each holder of an assumed Company Option a written notice setting forth (i) the number of shares of Parent Common Stock subject to such assumed Company Option and (ii) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Company Option. It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in
Section 422 of the Code to the extent that such Company Options qualified as incentive stock options immediately prior to the Effective Time. Parent shall file with the SEC no later than coincident with the effectiveness of the Registration Statement contemplated by the Registration Rights Agreement attached as Exhibit C hereto, a registration statement on Form S-8 registering the exercise of any Company Options assumed by Parent pursuant to this Section 1.6. Parent shall use its commercially reasonable efforts to maintain the effectiveness of such Registration Statement for so long as such Company Options remain outstanding. Parent shall take all necessary corporate action to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Options assumed in accordance with this Section 1.6(a).

              (b) At the Effective Time, each Company Warrant (if any) that is then outstanding shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of the instrument by which such Company Warrant is evidenced. All rights with respect to Company capital stock under outstanding Company Warrants shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (i) each Company Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such assumed Company Warrant shall be equal to the number of shares of Company Common Stock that were subject to such Company Warrant immediately prior to the Effective Time multiplied by the Common Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Warrant shall be determined by dividing the exercise price per share of Company Common Stock subject to such Company Warrant, as in effect immediately prior to the Effective Time, by the Common Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent and (iv) all restrictions on the exercise of each such assumed Company Warrant shall continue in full force and effect, and the term, exercisability and other provisions of such Company Warrant shall otherwise remain unchanged; PROVIDED, HOWEVER, that each such assumed Company Warrant shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock


                                        5.

split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. Parent shall take all necessary corporate action to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Warrants assumed in accordance with this Section 1.6(b).

         1.7 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

         1.8  EXCHANGE OF CERTIFICATES; ESCROW SHARES.

              (a) At or prior to the Effective Time, Parent shall reserve for exchange in accordance with this Section 1, (i) the aggregate number of shares of Parent Common Stock issuable pursuant to Section 1.5 in exchange for outstanding shares of Company Capital Stock and (ii) cash for fractional shares in the amount described in Section 1.8(c). At the Closing, each Company stockholder that does not perfect its appraisal rights and is otherwise entitled to receive shares of Parent Common Stock pursuant to
Section 1.5 (a "Merger Stockholder") shall surrender to Parent all certificates representing shares of Company Common Stock (properly endorsed for transfer). At or as soon as practicable after the Effective Time, Parent shall (i) deliver to each Merger Stockholder a certificate representing 90% of the number of whole shares of Parent Common Stock that such Merger Stockholder has the right to receive pursuant to the provisions of Section
1.5 and (ii) deliver to the escrow agent under the Escrow Agreement in the form of Exhibit D hereto (the "Escrow Agreement"), on behalf and in the name of each Merger Stockholder, a certificate representing 10% of the number of whole shares of Parent Common Stock that such Merger Stockholder has the right to receive pursuant to the provisions of Section 1.5 (the "Escrow Shares"). With respect to those Merger Stockholders whose shares of Company Common Stock are subject to a restricted stock purchase agreement or similar agreement, the number of Escrow Shares deposited on behalf of each such Merger Stockholder shall be prorated between such Merger Stockholder's unreleased shares under a restricted stock purchase agreement or similar agreement and shares that have been released from any repurchase option of the Company based on the number of shares that constitute unreleased shares under a restricted stock purchase agreement or similar agreement and the number of shares that have been so released as of the Effective Time. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and indemnity agreement against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.


                                        6.

              (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.8 (at which time such holder shall be entitled receive all such dividends and distributions and such cash payment).

              (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Company Capital Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Parent Average Closing Price.

              (d) The shares of Parent Common Stock to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any such shares shall, until such time that the shares are not so restricted under the Securities Act, bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise, if any):

                "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

              (e) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of Company Capital Stock pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

              (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Capital Stock for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.


                                        7.

              (g) The Escrow Shares shall be maintained in an escrow fund (the "Escrow Fund") for purposes of satisfying claims brought pursuant to
Section 9 and for the period of time set forth in the Escrow Agreement.

         1.9  APPRAISAL RIGHTS.

              (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company for which, as of the Company Stockholders' Meeting (as defined in Section 5.2 hereof), the holder thereof has demanded an appraisal of their value in accordance with Section 262 of the Delaware General Corporation Law ("Dissenting Shares"), shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Section 262 of the Delaware General Corporation Law; PROVIDED, HOWEVER, that if the status of any such shares as Dissenting Shares shall not be perfected in accordance with Section 262 of the Delaware General Corporation Law, or if any such shares shall lose their status as Dissenting Shares then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with Section 1.5.

              (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company at or prior to the Company Stockholders' Meeting to require the Company to purchase Dissenting Shares pursuant to Section 262 of the Delaware General Corporation Law and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the Delaware General Corporation Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

         1.10 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

         1.11 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be treated as a "purchase."

         1.12 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.


                                        8.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

              The Company represents and warrants, to and for the benefit of the Indemnitees, subject to such exceptions as are disclosed in the Disclosure Schedule, as follows:

         2.1  DUE ORGANIZATION; SUBSIDIARIES; ETC.

              (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and is currently proposed to be conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used and (iii) to perform its obligations under all Company Contracts. The Company has no subsidiaries.

              (b) Except as set forth in Part 2.1(b) of the Disclosure Schedule, the Company is not nor has ever been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction.

              (c) Part 2.1(c) of the Disclosure Schedule accurately sets forth (i) the names of the members of the board of directors of the Company,
(ii) the names of the members of each committee of the board of directors of the Company and (iii) the names and titles of the officers of the Company.

              (d) The Company does not own any controlling interest in any Entity, and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed nor is obligated to make any future investment in or capital contribution to any Entity.

         2.2 CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to Parent accurate and complete copies of: (a) its certificate of incorporation and bylaws, including all amendments thereto; (b) its stock or other equity records and (c) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the holders of equity securities of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There has not been any violation of any of the provisions of the certificate of incorporation or bylaws of the Company, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's holders of equity securities, the Company's board of directors or any committee of the Company's board of directors. The books of account, stock or other equity records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects.

         2.3 CAPITALIZATION, ETC.

              (a) As of the date hereof, the authorized capital stock of the Company consists of (i) 20,000,000 shares of Company Common Stock, of which 9,990,306 shares are issued and outstanding and (ii) 10,000,000 shares of Company Preferred Stock; 3,131,341 shares of which are designated as Series A Preferred Stock, all 3,131,341 shares of which are issued and


                                        9.

outstanding; and 3,140,987 shares of which are designated as Series B Preferred Stock, all 3,140,987 shares of which are issued and outstanding. The Company has reserved an additional 3,587,500 shares of Company Common Stock for issuance under the Stock Plans to employees, advisory board members, officers or directors of, or consultants to, the Company, of which options to acquire 2,561,011 shares of Common Stock are outstanding, of which options to purchase 1,244,257 shares of Company Common Stock have vested.
Part 2.3(a) of the Disclosure Schedule sets forth the following information (which is accurate in all material respects) with respect to each option to purchase Company Common Stock outstanding as of the date of this Agreement:
(i) the name of the optionee; (ii) the number of shares of Company Common Stock subject to such option; (iii) the exercise price of such option; (iv) the date on which such option was granted; (v) the applicable vesting schedules, and the extent to which such option is vested and exercisable as of the date of this Agreement; and (vi) the date on which such option expires. The Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which the Company has ever granted stock options, and the forms of all stock option agreements evidencing such options. The Company has reserved an additional 471,149 shares of Company Common Stock for issuance upon exercise of Company Warrants and an additional 1,633,143 (plus sufficient shares for accrued interest) of Series B Preferred Stock for issuance upon conversion of Company Bridge Notes.

              (b) All of the outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the Company. Except as set forth in Part 2.3(b) of the Disclosure Schedule, there are no preemptive rights, rights of participation, rights of maintenance or any similar right applicable to any shares of capital stock or other equity securities of the Company. None of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company, and there is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock.

              (c) Except as set forth in Section 2.3(a) or Part 2.3(c) of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities or (iv) to the Knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

              (d) Except as set forth in Part 2.3(d) of the Disclosure Schedule, the Company has not repurchased, redeemed or otherwise reacquired any of its shares of capital stock or other securities. All securities so reacquired by the Company were reacquired in compliance with (i) all applicable Legal Requirements and (ii) all requirements set forth in applicable Contracts.


                                        10.

         2.4  FINANCIAL STATEMENTS.

              (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

                  (i) The audited balance sheets of the Company as of December
              31, 1999, and the related audited statements of operations, statements of stockholders' equity and statements of cash flows with the notes thereto and the unqualified report, except with respect to the qualification of the Company as a going concern, and opinion of Ernst & Young, LLP relating thereto; and

                  (ii) The unaudited balance sheet of the Company as of May 31,
              2000 (the "Unaudited Interim Balance Sheet"), and the related unaudited statement of operations of the Company for the five (5) months then ended.

              (b) The Company Financial Statements present fairly the financial position of the Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i), cash flows) of the Company for the period covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principals applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude.)

         2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since December 31, 1999:

              (a) there has not been any material adverse change in the business, condition, operations or financial performance of the Company, and, to the Knowledge of the Company, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

              (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the material assets of the Company;

              (c) the Company has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock or other equity securities, nor (ii) repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities;

              (d) except as described in Section 2.3 or Part 2.3 of the Disclosure Schedule, the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or any other security or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

              (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company's stock


                                        11.

option plans, (ii) any provision of any agreement evidencing any outstanding stock option, or (iii) any restricted stock purchase agreement;

              (f) the Company has not amended its certificate of incorporation or bylaws (or similar organizational documents), or has effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

              (g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

              (h) the Company has not made any capital expenditure that, when added to all other capital expenditures made by the Company since December 31, 1999 exceeds $100,000;

              (i) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined below) or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Material Contract;

              (j) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or
(iii) waived or relinquished any right, except in each case for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and on a consistent basis;

              (k) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

              (l) the Company has not (i) established or adopted any Plan (as defined in Section 2.15), (ii) caused or permitted any Plan to be amended in any material respect, or (iii) except in the ordinary course of business and consistent with past practices, paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

              (m) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and on a consistent basis;

              (n) the Company has not (i) lent money to any Person (other than pursuant to routine advances made to employees for travel and business expenses in the ordinary course of business) nor (ii) incurred or guaranteed any indebtedness for borrowed money;

              (o) the Company has not changed any of its methods of accounting or accounting practices in any respect;

              (p) the Company has not made any Tax election;


                                        12.

              (q) the Company has not commenced or settled any Legal
Proceeding;

              (r) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

              (s) the Company has not agreed nor committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

         2.6  TITLE TO ASSETS; SUFFICIENCY OF ASSETS.

              (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, except for such imperfections of title which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the assets subject thereto or affected thereby. All of such assets are owned by the Company and are free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable and (y) minor liens that have arisen in the ordinary course of business and that do not (in any individual case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

              (b) Part 2.6(b) of the Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company.

              (c) The assets of the Company are sufficient for the conduct of the Company's business as currently being conducted and as proposed to be conducted as set forth in the Company's proposed operating plan set forth in
Part 2.6(c) of the Disclosure Schedule (the "Company Operating Plan").

         2.7  RECEIVABLES, CUSTOMERS.

              (a) All existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since March 31, 2000, and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and, to the Knowledge of the Company, will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $100,000 in the aggregate).

              (b) Part 2.7(b) of the Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all loans and advances made by the Company to any employee, director, consultant or independent contract, other than routine travel advances and other expenses made to employees in the ordinary course of business.

              (c) Part 2.7(c) of the Disclosure Schedule accurately identifies, and provides a breakdown that is accurate and complete in all material respects of the revenues received from, the top 20 customers of the Company in terms of gross revenue generated in fiscal year 1998,


                                        13.

fiscal year 1999 and the first quarter of fiscal year 2000. The Company has not received any notice or other communication (in writing or otherwise), and has not received any other information, indicating that any of the customers described in the preceding sentence may cease dealing with the Company or may otherwise reduce the volume of business transacted by such Person with the Company below historical levels.

         2.8  EQUIPMENT; LEASEHOLD.

              (a) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Company in the manner in which such business is currently being conducted and as proposed to be conducted pursuant to the Company Operating Plan.

              (b) The Company does not own any leasehold interest in real property, except for the leasehold created under the real property leases identified in Part 2.9 of the Disclosure Schedule.

         2.9  TITLE TO REAL PROPERTY.

              (a) The Company does not own any real property or interests in real property other than leasehold interests in real property. Part 2.9(a)(i) of the Disclosure Schedule sets forth a complete list of all real property and interests in real property leased by the Company ("Leased Real Property"). The Company has good and valid title to the leasehold interests in all Leased Real Property, in each case free and clear of all Encumbrances, except (i) leases, subleases and similar agreements set forth in Part 2.9(a)(ii) of the Disclosure Schedule, (ii) easements, covenants, rights-of-way and other similar restrictions of record that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company, (iii) minor liens that have arisen in the ordinary course of business and have been or will be paid promptly and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company and (iv) any Encumbrance on the landlord's interest in any Leased Real Property, including any deeds of trust, mortgages or other monetary liens.

              (b) The Company has obtained all necessary landlord consents and/or provided all necessary landlord notices in accordance with the terms and conditions of any relevant Lease for any assignment, sublease or other transfer by and between the Company, as tenant under the relevant Lease, and any other or third party, except to the extent that failure to obtain such landlord consents and/or provided such landlord notices would not have a Material Adverse Effect on the Company.

         2.10 INTELLECTUAL PROPERTY.

              (a) Part 2.10(a)(i) of the Disclosure Schedule identifies and provides a brief description of each material Proprietary Asset owned by the Company. Part 2.10(a)(ii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset that is owned by any other Person and that is licensed to or used by the Company (except for any


                                        14.

Proprietary Asset that is licensed to the Company under any third party software license that (i) is generally available to the public, and (ii) imposes no future monetary obligation on the Company) and identifies the license agreement or other agreement under which such Proprietary Asset is being licensed to or used by the Company. The Company has good and valid title to all of the Proprietary Assets identified in Part 2.10(a)(i) of the Disclosure Schedule, free of any Encumbrances, and have a valid right to use and otherwise exploit, and to license others to use and otherwise exploit, all Proprietary Assets identified in Part 2.10(a)(ii) of the Disclosure Schedule. Except as set forth in Part 2.10(a)(iii) of the Disclosure Schedule, the Company is not obligated to make any payment to any Person for the use or other exploitation of any material Company Proprietary Asset. Except as set forth in Part 2.10(a)(iv) of the Disclosure Schedule, the Company is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the material Company Proprietary Assets on an exclusive basis (other than Proprietary Assets consisting of software licensed to the Company under third party licenses generally available to the public, with respect to which the Company's rights are not exclusive). Except as set forth in Part 2.10(a)(v) of the Disclosure Schedule, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or to the Knowledge of the Company is threatened which challenges the legality, validity, enforceability, use, or ownership of any material Company Proprietary Asset, and the Company has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to such Company Proprietary Asset.

              (b) The Company has taken all reasonably prudent measures and precautions necessary to protect and maintain the confidentiality, value and secrecy of all Company Proprietary Assets (except those Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all such Company Proprietary Assets.

              (c) All patents, trademarks, service marks, copyrights and other such Proprietary Assets that are registered with any Governmental Body and held by the Company are valid and subsisting. To the Knowledge of the Company, none of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the Knowledge of the Company, the Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any written notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the Knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

              (d) The Proprietary Assets identified in Part 2.10 of the Disclosure Schedule constitute all the material Proprietary Assets necessary to enable the Company to conduct its business in the manner currently conducted and in the manner currently proposed to be conducted pursuant to the Company Operating Plan. The Company has not licensed any Company Proprietary Assets to any Person with any exclusive terms whatsoever. The Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Company Proprietary Assets or to transact business in any market or geographical


                                        15.

area or with any Person. Each Company Proprietary Asset shall be available to Parent immediately after the Closing on terms and conditions substantially identical to the terms and conditions to which the Company Proprietary Assets are available to the Company immediately prior to the Closing.

              (e) The Company has taken reasonably prudent measures and precautions necessary to protect and maintain the confidentiality, value and secrecy of all material Company Proprietary Assets (except those Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all such Company Proprietary Assets.

              (f) Except as set forth in Part 2.10(e) of the Disclosure Schedule, each computer, computer program and other item of software (whether installed on a computer or on any other piece of equipment, including firmware) that is owned, used, designed, developed, sold, licensed or otherwise made available by the Company is Year 2000 Compliant and has not experienced a failure to be Year 2000 Compliant.

         2.11 CONTRACTS.

              (a) Part 2.11(a) of the Disclosure Schedule identifies:

                  (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor, and any Contract pursuant to which the Company is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; and any Contract pursuant to which the Company is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of $25,000 to any current or former employee or director;

                  (ii) each Company Contract imposing any restriction on the right or ability of the Company (A) to compete with any other Person,
          (B) to acquire any product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person or class or category of Persons, (E) to perform services for any other Person or class or category of Persons, or (F) to transact business or deal in any other manner with any other Person or class or category of Persons;

                  (iii) each Company Contract which provides for indemnification of any officer, director, employee or agent;

                  (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

                  (v) each Company Contract relating to the acquisition, issuance or transfer of any securities;


                                        16.

                  (vi) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                  (vii) each Company Contract with any Related Party (as defined in Section 2.19);

                  (viii) each Company Contract with a corporate or similar sponsor;

                  (ix) any other Company Contract that contemplates or involves
          (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000 in the aggregate or (B) the performance of services having a value in excess of $50,000 in the aggregate, in each case other than Contracts that have a term of less than 60 days or that may be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company;

                  (x) each Company Contract relating to the license of any patent, copyright, trade secret or other proprietary right to or from the Company other than any patent, copyright, trade secret or other proprietary right that is licensed to the Company under any third party software license generally available to the public at a cost of less than $10,000;

                  (xi) each Company Contract relating to the grant of rights to manufacture, produce, assemble, license, market, or sell the Company's products or services to any other person or otherwise affecting the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products or services;

                  (xii) each Company Contract relating to indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business);

                  (xiii) each Company Contract relating to Leased Real Property identified in Part 2.9 of the Disclosure Schedule; and

                  (xiv) any other Company Contract that is material to the business of the Company.

(Contracts in the respective categories described in clauses "(i)" through "(xiv)" above are referred to in this Agreement as "Material Contracts.")

              (b) The Company has delivered to Parent accurate and complete copies of all written Material Contracts identified in Part 2.11(a) of the Disclosure Schedule, including all amendments thereto. Part 2.11(a) of the Disclosure Schedule provides an accurate description of the terms of each Material Contract that is not in written form. Each Material Contract identified in Part 2.11(a) of the Disclosure Schedule is in full force and effect, and, to the Knowledge of the Company, is enforceable by the Company in accordance with its terms, subject to (i) laws of


                                        17.

general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

              (c) Except as set forth in Part 2.11(c) of the Disclosure
Schedule:

                  (i) the Company has not violated or breached, or committed any default under, any Company Contract, except for breaches or defaults that in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on the Company, and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Contract, except for breaches or defaults that in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on the Company;

                  (ii) to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default under or exercise any remedy for breach of any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract or (D) give any Person the right to cancel, terminate or modify any Company Contract, except for breaches or defaults that in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on the Company;

                  (iii) the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract, except for breaches or defaults that in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on the Company; and

                  (iv) the Company has not waived any of its material rights under any Company Contract.

         2.12 LIABILITIES. The Company has not any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities incurred by the Company in the ordinary course of business consistent with the past practices of the Company that are not in excess of $50,000; (b) liabilities under the Company Contracts identified in
Part 2.11 of the Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Contract; and (c) the liabilities identified in Part 2.12 of the Disclosure Schedule.

         2.13 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not (and will not reasonably be expected to) have a Material Adverse Effect on the Company. The Company has never received any notice or


                                        18.

other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

         2.14 GOVERNMENTAL AUTHORIZATIONS. Part 2.14 of the Disclosure
Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.14 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.14 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.14 of the Disclosure Schedule. The Company has never received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

         2.15 TAX MATTERS. The Company has filed all federal, state, local and foreign tax returns that are required to be filed or has requested extension thereof and has paid all taxes, including sales and withholding taxes, penalties and interest, assessments, fees and other charges to the extent that the same have become due and payable. No tax assessment or deficiency has been made or proposed against the Company nor has the Company received any notice of any proposed tax audit, assessment or deficiency. No claim or Proceeding is pending or to the Knowledge of the Company has been threatened against or with respect to the Company in respect of any Tax. Except as set forth in Part 2.15 of the Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not, nor has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar agreement. The Company has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign tax law). The Company has not made a distribution of stock of a controlled corporation to which Section 355(e) of the Code applies.

         2.16 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

              (a) Part 2.16(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("Employee").


                                        19.

              (b) The Company does not maintain, sponsor or contribute to, and, to the Knowledge of the Company, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

              (c) The Company maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees that are described in Part 2.16(c) of the Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

              (d) With respect to each Plan, the Company has delivered to
Parent: (i) an accurate and complete copy of such Plan (including all amendments thereto) and (ii) an accurate and complete copy of all annual reports, summary plan descriptions, material employee communications, trust or other funding agreements, financial statements and Contract relating to or with respect to such Plan.

              (e) Except as set forth in Part 2.16(e) of the Disclosure Schedule, all Pension Plans comply in form and in operation in all material respects with all applicable requirements of sections 401(a) and 501(a) of the Code, and to the Knowledge of the Company, no event has occurred that will or could give rise to disqualification of any such plan under such sections or to a tax under section 511 of the Code.

              (f) Except as would not have a Material Adverse Effect on the Company, there have been no "prohibited transactions" (as described in section 406 of the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Code) with respect to any Plan.

              (g) No Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law and (ii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

              (h) Except as set forth in Part 2.16(h) of the Disclosure Schedule, each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements.

              (i) Except as set forth in Part 2.16(i) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the


                                        20.

benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

              (j) There has been no act or omission that would impair the right or ability of the Company to unilaterally amend or terminate any plan, agreement or arrangement.

              (k) Part 2.16(k) of the Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the employees of the Company are "at will" employees.

              (l) The Company has good labor relations, and the Company has no reason to believe that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of the Company or (ii) any of the Key Employees or more than five (5) other employees of the Company intends to terminate his or her employment with the Company.

              (m) The Company does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

        2.17 ENVIRONMENTAL MATTERS. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the Knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by the Company with any Environmental Law in the future. To the Knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner, lessee or operator or the Company is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.17 of the Disclosure Schedule. There has been no release or discharge by the Company (or, to the Knowledge of the Company, by any current or prior owner, lessee or operator of any property leased or controlled by the Company) of any Materials of Environmental Concern that would or would reasonably be expected to give rise to an obligation by the Company to effect any environmental cleanup or remediation.


                                        21.

         2.18 INSURANCE. Part 2.18 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company, identifies any material claims made thereunder, and includes a summary of the amounts and types of coverage and the deductibles under each such insurance policy. Each of the insurance policies identified in Part 2.18 of the Disclosure Schedule is in full force and effect. The Company has not received any notice or other communication regarding any actual or possible
(a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

         2.19 RELATED PARTY TRANSACTIONS.

              (a) Except as set forth in Part 2.19(a) of the Disclosure
Schedule: (i) no Related Party has, and no Related Party has at any time had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (ii) no Related Party is, or has at any time been, indebted to the Company; (iii) no Related Party has entered into, or has had any direct or indirect financial interest in, any Material Contract, transaction or business dealing involving the Company; (iv) no Related Party is competing, or has at any time competed, directly or indirectly, with the Company; and (v) no Related Party has any claim or right against the Company (other than rights to receive compensation for services performed as an employee of the Company or for reimbursement of travel or business expenses incurred in the ordinary course of business or pursuant to any option granted under the Company's 1997 Stock Incentive Plan). (For purposes of this Section 2.19 each of the following shall be deemed to be a "Related Party": (i) each of the holders of equity securities of the Company;
(ii) each individual who is, or who has at any time been, an officer of the Company; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)," "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

              (b) Part 2.19(b) of the Disclosure Schedule sets forth an accurate description of any transfer of capital stock or other securities of the Company that has ever occurred between or among any existing or former holders of equity securities of the Company. Exhibit E identifies each person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

         2.20 LEGAL PROCEEDINGS; ORDERS.

              (a) Except as set forth in Part 2.20(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and, to the Knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the Knowledge of the Company, except as set forth in Part 2.20 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other


                                        22.

condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

              (b) Since December 31, 1999, no Legal Proceeding has ever commenced by or has been pending against the Company.

              (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the Knowledge of the Company, none of the stockholders of the Company is subject to any order, writ, injunction, judgment or decree that relates to the business of the Company or to any of the assets owned or used by the Company.

         2.21 AUTHORITY; BINDING NATURE OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding obligation of, the Company, enforceable against the Company in accordance with its terms, except insofar as enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and general principles of equity.

         2.22 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.22 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

              (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation or bylaws of the Company or (ii) any resolution adopted by the stockholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company;

              (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

              (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by the Company or that otherwise relates to the business of the Company or to any of the assets owned or used by the Company;

              (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, (ii) accelerate the maturity or performance of any such Company Contract or (iii) cancel, terminate or modify any such Company Contract; or


                                        23.

              (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in Part 2.22 of the Disclosure Schedule, the Company is not nor will be, required to make any filing with, or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

         2.23 FULL DISCLOSURE. None of the representations or warranties made by the Company in this Agreement (including, and as modified by, the Disclosure Schedule) or in the Company Closing Certificate, (i) contains or will contain any untrue statement of a material fact or (ii) omits or will omit to state any material fact necessary in order to make the representations and warranties contained herein (in the light of the circumstances under which such representations and warranties were made or provided) not misleading.

         2.24 VOTE REQUIRED. The affirmative vote of the holders of (i) a majority of the outstanding shares of Company Common Stock voting as a separate class; and (ii) at least 66 2/3% of the outstanding shares of Company Preferred Stock voting together as a single class (collectively, the "Required Vote") is the only vote of the holders of any class or series of the Company's capital stock or other securities necessary to adopt this Agreement and to approve the Merger and the other transactions contemplated by this Agreement.

         2.25 NO BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company.

         2.26 NO EXISTING DISCUSSIONS. Neither the Company nor any of its Representatives is engaged, directly or indirectly, in any discussions or negotiations with any other Person (other than Parent and Merger Sub) relating to any Acquisition Transaction.

         2.27 INAPPLICABILITY OF HART-SCOTT-RODINO ACT. The total assets and annual net sales (within the meaning of the Hart-Scott-Rodino Antitrust Improvements Acts of 1976, as amended, the "HSR Act"), of the Company are less than $10,000,000 in the aggregate, and accordingly no notification form or other document is required to be filed under the HSR Act with respect to any of the transactions contemplated herein.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

             Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

         3.1 CORPORATE EXISTENCE AND POWER. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State


                                        24.

of Delaware. Each of Parent and Merger Sub has all corporate power required to conduct its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on Parent.

         3.2 CAPITALIZATION, ETC.

              (a) The authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock. As of May 31, 2000, (i) 137,939,221 shares of Parent Common Stock were issued and outstanding and no shares of preferred stock were issued and outstanding; (ii) Parent had reserved an additional 21,029,051 shares of Parent Common Stock for issuance under Parent's employee equity incentive plans, of which options to acquire 18,222,310 shares of Parent Common Stock were outstanding; (iii) Parent had reserved 3,000,000 shares of Parent Common Stock for purchase under Parent's employee stock purchase plan; (iv) Parent had reserved an additional 1,626,346 shares of Parent Common Stock for issuance upon exercise of outstanding warrants; and (v) all of the issued and outstanding shares of Parent Common Stock had been duly authorized and validly issued and are fully paid and nonassessable. Parent is not under any obligation, nor bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock.

              (b) Except as set forth above, as of May 31, 2000 there was no:
(i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent, except for shares of Parent Common Stock issued in connection with the acquisition of CO Space, Inc. pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of May 26, 2000, as amended; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent; (iii) Contract under which Parent is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities or (iv) to the Knowledge of Parent, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent.

         3.3 ABSENCE OF CHANGES. Except as set forth in Part 3.3 of the Parent Disclosure Schedule, between March 31, 2000 and the date of this
Agreement:

              (a) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the material assets of Parent;

              (b) Parent has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities;

                                        25.

              (c) except in the ordinary course of business, Parent has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or any other security or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

              (d) Parent has not amended its certificate of incorporation or bylaws, nor effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

              (e) Parent has not received any Acquisition Proposal;

              (f) Parent has not changed any of its methods of accounting or accounting practices in any material respect;

              (g) Parent has not agreed or committed to take any of the actions referred to in clauses "(b)" through "(f)" above; and

              (h) no event has occurred that had, or could reasonably be expected to have, a Material Adverse Effect on Parent.

         3.4 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the absolute and unrestricted right, power and authority to enter into and to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders is needed to approve the Merger. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.5 NO CONFLICT; CONSENTS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent and Merger Sub are not prohibited by, and will not violate or conflict with, any provision of the certificate of incorporation or bylaws of Parent or Merger Sub, any provision of any Contract to which Parent or Merger Sub is a party or any provision of any law, rule or regulation, applicable to the Company or Merger Sub in connection with the transactions contemplated herein, except where any of the foregoing would not have, individually or in the aggregate, a Material Adverse Effect on Parent. No Consent of any Governmental Body is necessary on the part of Parent or Merger Sub for the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement.

         3.6 SEC FILINGS; FINANCIAL STATEMENTS. Parent has filed with the Securities and Exchange Commission (the "SEC") and has heretofore made available to the Company true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its subsidiaries on or since September 29, 1999 under the Securities Act and the


                                        26.

Exchange Act (collectively, the "Parent SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents and any forms, reports, schedules, statements and other documents Parent may file with the SEC subsequent to the date hereof until the Closing, including, without limitation, any financial statements or schedules included therein, complied or will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were or will be made, not misleading. Each of the balance sheets (including the related notes) included in the Parent SEC Documents fairly presented in all material respects the financial position of Parent as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly presented in all material respects the results of operations and cash flows of Parent for the respective periods or as of the respective dates set forth therein. Each of the balance sheets and statements of operations and cash flows (including the related notes) included in the Parent SEC Documents has been prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise noted therein and subject, in the case of unaudited interim financial statements, to normal year-end adjustments. Since March 31, 2000, there has not been any material change to Parent's accounting policies except as described in the notes to Parent's financial statements included or incorporated by reference in the Parent SEC Documents.

         3.7 VALID ISSUANCE. The Parent Common Stock to be issued in the Merger and upon exercise of Company Options assumed in accordance with the provisions of this Agreement and, if applicable, upon exercise of the Company Warrants assumed in accordance with the provisions of this Agreement will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions set forth in this Agreement, the Registration Rights Agreement, the Lock-Up Agreement and the Escrow Agreement and under federal and state securities laws.

         3.8 FULL DISCLOSURE. The Parent SEC Documents and the representations and warranties contained herein, taken as a whole, (i) do not contain, and will not contain, any untrue statement of a material fact or
(ii) omit, and will not omit, to state any material fact necessary in order to make the Parent SEC Documents and the representations and warranties contained herein, taken as a whole (in the light of the circumstances under which disclosure in the Parent SEC Documents and the representations and warranties contained herein, taken as a whole, were made or provided), not misleading.

         3.9 MERGER SUB. Merger Sub has been formed solely for the purpose of executing and delivering this Agreement and consummating the transactions contemplated hereby. Merger Sub has not engaged in any business or activity other than activities related to its corporate organization and the execution and delivery of this Agreement.

         3.10 NO BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Parent.


                                        27.

         3.11 LEGAL PROCEEDINGS. There is no pending Legal Proceeding, and, to the Knowledge of Parent, no Person has threatened to commence any Legal
Proceeding: (i) that involves Parent or any of the assets owned or used by Parent; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the Knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

SECTION 4. CERTAIN COVENANTS OF THE COMPANY

         4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Closing Date or earlier termination of this Agreement pursuant to the provisions of Section 8.1 (the "Pre-Closing Period"), subject to applicable antitrust laws and regulations relating to the exchange of information, the Company shall, and shall cause its Representatives to (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, tax returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, tax returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall as promptly as practicable after any of the following reports, materials, communications, notices or documents are prepared, sent, filed or received, as the case may be, provide Parent with copies of: (A) all material operating and financial reports prepared by the Company for the Company's senior management, including (1) copies of the unaudited monthly income statements of the Company and the related unaudited quarterly balance sheets, statements of stockholders' equity and statements of cash flows and (2) copies of any sales forecasts, marketing plans, development plans and hiring reports prepared for the Company's senior management; (B) any written materials or communications sent by or on behalf of the Company to its stockholders; (C) any material notice, document or other communication sent by or on behalf of the Company to any party with respect to any Company Contract or sent to the Company by any party with respect to any Company Contract (other than any communication that relates solely to commercial transactions between the Company and the other party to any such Company Contract and that is of the type sent in the ordinary course of business and consistent with past practices); (D) any notice, report or other document filed with or sent to any Governmental Body in connection with the Merger or any of the other transactions contemplated by this Agreement; and (E) any material notice, report or other document received by the Company from any Governmental Body.

         4.2 OPERATION OF THE BUSINESS OF THE COMPANY. Without the prior written consent of Parent, during the Pre-Closing Period:

              (a) the Company shall (i) conduct its business and operations (A) in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement and (B) in compliance with all applicable Legal


                                        28.

Requirements and the requirements of all Company Contracts that constitute Material Contracts; (ii) promptly notify Parent of (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, and (B) any Legal Proceedings commenced or, to the best of its Knowledge threatened against, relating to or involving or otherwise affecting the Company which relate to the consummation of the transactions contemplated by this Agreement; and (iii) cause its officers to report regularly to Parent concerning the status of the Company's business.

              (b) the Company shall use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

              (c) the Company shall keep in full force all insurance policies identified in Part 2.18 of the Disclosure Schedule;

              (d) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and the Company shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to the Company;

              (e) except for the issuance of shares of Company Common Stock upon exercise or conversion of presently outstanding Company Preferred Stock, Company Options, Company Warrants or Company Bridge Notes, the Company shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

              (f) except as contemplated by this Agreement, the Company shall not amend or permit the adoption of any amendment to the certificate of incorporation or bylaws of the Company, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

              (g) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

              (h) the Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $50,000;

              (i) the Company shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Material Contract or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Material Contract;


                                        29.

              (j) the Company shall not (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business) or (ii) incur or guarantee any indebtedness for borrowed money;

              (k) the Company shall not (i) establish, adopt or amend any Employee Benefit Plan, (ii) other than in the ordinary course of business consistent with past practice, pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees or (iii) hire any new employee (other than engineering and professional services employees in a manner consistent with the Company Operating Plan);

              (l) the Company shall not change any of its methods of accounting or accounting practices in any material respect;

              (m) the Company shall not make any tax election;

              (n) the Company shall not commence or settle any Legal
Proceeding;

              (o) the Company shall not enter into any transaction outside the ordinary course of business; and

              (p) the Company shall not agree or commit to take any of the actions described in clauses "(e)" through "(o)" above.

         4.3  NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

              (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes in any material respect an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute in any material respect an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely prior to August 31, 2000.

              (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Schedule specifying such change. Except as expressly set forth in this Agreement


                                        30.

or otherwise agreed to by Parent, no such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

         4.4 NO NEGOTIATION. During the Pre-Closing Period, the Company shall not, directly or indirectly:

              (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

              (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

              (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

The Company shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or any of its affiliates during the Pre-Closing Period.

         4.5 FINANCIAL COVENANTS. The Company shall operate its business in a manner that would be reasonably expected to result in the Company having cash or cash equivalents of at least $1 million on its balance sheet as of the earlier of the Closing Date or July 31, 2000.

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

         5.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings, if any, and give all notices, if any, required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement and (b) shall use all commercially reasonable efforts to obtain all Consents, if any, required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

         5.2 COMPANY STOCKHOLDERS' MEETING. Subject to this Section 5.2, as promptly as practicable after the execution of this Agreement, the Company and Parent shall jointly prepare an Information Statement relating to the adoption of this Agreement and the approval of the Merger and the other transactions contemplated by this Agreement by the Company's stockholders and the exercise of appraisal rights in connection therewith (the "Information Statement"). The Company shall provide and include in the Information Statement such information relating to the Company and its stockholders as may be required pursuant to the provisions of applicable securities and corporate laws (including, without limitation, Rule 502 under the Securities Act). The Company shall, in accordance with its certificate of incorporation


                                        31.

and bylaws and the applicable requirements of the Delaware General Corporation Law, call and hold a special meeting of its stockholders as promptly as practicable, and in any event no later than July 15, 2000, for the purpose of permitting them to consider and to vote upon the adoption of this Agreement and the approval of the Merger and the other transactions contemplated by this Agreement (the "Company Stockholders' Meeting"). The Company shall cause a copy of the Information Statement to be delivered to each stockholder of the Company who is entitled to vote on the Merger. As promptly as practicable after the delivery of copies of the Information Statement to all stockholders entitled to vote at the Company Stockholders' Meeting, the Company shall use its best efforts (i) to solicit from each of such stockholders a proxy in favor of the adoption of this Agreement and the approval of the Merger and the other transactions contemplated by this Agreement, (ii) to solicit from each of such stockholders a proxy in favor of approval of items necessary to prevent any payment or benefit that a Company employee or consultant may receive in connection with the Merger from being considered a "parachute payment" under Section 280G of the Code; (iii) to cause each of such stockholders who is not an "accredited investor" (as defined in Rule 501 under the Securities Act) to retain a "purchaser representative" (as defined in Rule 501 under the Securities Act) in connection with evaluating the merits and risks of investing in Parent Common Stock and (iv) to cause each of such stockholders to execute and deliver to Parent a Stockholder Representation Letter in the form of Exhibit F hereto. In lieu of calling and holding the Company Stockholders' Meeting, the Company may solicit written consents (to be effective on or prior to July 15, 2000) in accordance with its certificate of incorporation and bylaws and the applicable requirements of the Delaware General Corporation Law. Parent will reasonably cooperate with the Company with respect to the matters set forth in this Section 5.2. Parent will promptly provide all information relating to its business or operations necessary for inclusion in the Information Statement to satisfy all requirements of applicable state and federal securities and corporate laws.

         5.3 CONVERSION AND EXERCISE. At or prior to the Closing, the Company shall cause the holders of all outstanding shares of Company Preferred Stock to take such actions as may be necessary to provide that as of the Effective Time, such Company Preferred Stock shall convert into a right to receive only the Parent Common Stock as set forth in Section 1.5 hereof. The Company shall use commercially reasonable efforts to cause the holders of Company Warrants to exercise the Company Warrants in accordance with their respective terms at or prior to the Closing and to cause the holders of Company Bridge Notes to convert the Company Bridge Notes in accordance with their respective terms at or prior to the Closing.

         5.4 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, (a) the Company shall not (and shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent, and (b) Parent will use reasonable efforts to consult with the Company prior to issuing any press release or making any public statement regarding the Merger. The Company shall use all commercially reasonable efforts to ensure that none of its Representatives makes any public statement that is materially inconsistent with any press release issued or any written material publicly disseminated by the Company with respect to the Merger or with respect to any of the other transactions contemplated by this Agreement.


                                        32.

         5.5 AFFILIATE AGREEMENTS. The Company shall use all commercially reasonable efforts to cause each Person identified on Exhibit E hereto (and any other Person that could reasonably be deemed to be an "affiliate" of the Company for purposes of the Securities Act), to execute and deliver to Parent, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form of Exhibit G hereto.

         5.6 COMMERCIALLY REASONABLE EFFORTS. During the Pre-Closing Period,
(a) the Company shall use all commercially reasonable efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis and (b) Parent and Merger Sub shall use all commercially reasonable efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

         5.7 TERMINATION OF AGREEMENTS. Prior to the Closing, the Company shall use all commercially reasonable efforts to ensure that all provisions in Contracts that provide any Person with rights of any nature with respect to the board of directors of the Company (except as provided generally by the Company's certificate of incorporation and bylaws or by applicable law) are validly and effectively terminated as of the Effective Time.

         5.8 RELEASES. The Company shall use commercially reasonable efforts to cause the individuals listed on Exhibit I hereto to execute and deliver to the Company and Parent a Release in the form of Exhibit J hereto.

         5.9 PROTECTION OF PROPRIETARY ASSETS. The Company shall use commercially reasonable efforts to cause all former employees that were involved in the creation, invention, research or development of the Company Proprietary Assets to execute and deliver to the Company the Company's Employee Employment, Nondisclosure and Assignment of Inventions Agreement. The Company shall use commercially reasonable efforts to cause all current employees, consultants and independent contractors that are involved in the creation, invention, research or development of the Company Proprietary Assets to execute and deliver to the Company an agreement that is substantially identical to the form of Parent's Confidentiality Agreement attached hereto as Exhibit H.

         5.10 FIRPTA MATTERS. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by Cooley Godward LLP) conforming to the requirements of Section 1.897-2(h)(1)(I) of the United States Treasury Regulation, and (b) the Company shall deliver to Parent the notification required to be delivered to the Internal Revenue Service under Section 1.897-2(h)(2) of the United States Treasury Regulations.

         5.11 TAX-FREE REORGANIZATION. Parent and the Company shall each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. The Company shall use commercially reasonable efforts to obtain an opinion from its counsel that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. From and after the Effective Time, neither Parent, Merger Sub nor the Company shall take any action that could reasonably be expected to cause the Merger not to be treated as a reorganization within the meaning of Section 368(a) of the Code.


                                        33.

         5.12 EMPLOYEE MATTERS. The Company shall use its best efforts to cause the following employees to execute noncompetition/non-solicitation agreements substantially in the form of Exhibit H hereto with Parent prior to or as soon as practicable after the Effective Time: Michael Cuevas, Terry Dye and Cheri Hansen.

         5.13 EMPLOYEE BONUSES. Parent shall pay cash bonuses equal to one month's salary to each of the Company's employees who is employed by the Company as of the date hereof who continues to be employed by the Surviving Corporation one month after the Closing.

         5.14 STOCK CERTIFICATES. As soon as practicable after Closing, the Company shall deliver to Parent certificates representing the outstanding capital stock of the Company, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed, except for share certificates representing shares issuable upon exercise of Company Warrants or upon conversion of Company Bridge Notes, which such shares may be recorded in book-entry form.

         5.15 EMPLOYEE BENEFITS. Parent and the Company acknowledge that, on and after the Closing Date, they are responsible for ensuring that COBRA and Cal-COBRA continuation coverage is available for the Surviving Corporation's employees and former employees, to the extent that such coverage is required by applicable federal and state rules and regulations.

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

              The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Parent), at or prior to the Closing, of each of the following conditions:

         6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Company in Sections 2.3 and 2.21 of this Agreement shall have been accurate in all respects as of the date of this Agreement; PROVIDED, HOWEVER, that, for purposes of determining the accuracy of such representations and warranties (i) all "Material Adverse Effect" qualifications and other materiality qualifications or any similar qualifications contained in such representations and warranties shall be disregarded and (ii) any update or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded. Each of the other representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement; PROVIDED, HOWEVER, that, for purposes of determining the accuracy of such representations and warranties
(i) all "Material Adverse Effect" qualifications and other materiality qualifications or any similar qualifications contained in such representations and warranties shall be disregarded and (ii) any update or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded. Each of the representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall be accurate in all material respects as of the Closing Date as if made at the Closing (except to the


                                        34.

extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be accurate in all material respects on and as of such date); PROVIDED, HOWEVER, that, for purposes of determining the accuracy of such representations and warranties
(i) all "Material Adverse Effect" qualifications and other materiality qualifications or any similar qualifications contained in such representations and warranties shall be disregarded and (ii) any update or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded except to the extent that the Company Disclosure Schedule is updated prior to the Closing Date to reflect actions taken by the Company in compliance with Sections 4.2(e), 4.2(h) or 4.2(k).

         6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

         6.3 STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted and the Merger and the other transactions contemplated by this Agreement duly approved by the stockholders of the Company by the requisite vote under applicable law and the Company's certificate of incorporation and by at least 95% of the outstanding shares of each of the Company Preferred Stock and the Company Common Stock.

         6.4 ASSUMPTION/EXERCISE OF COMPANY WARRANTS. Parent shall have received satisfactory evidence that at or prior to the Closing, the Company Warrants shall either (i) have been exercised for Company Common Stock in accordance with their respective terms, (ii) have expired by their terms or
(iii) as a result of the Merger and without any action on the part of the holders of the Company Warrants or any other Person, the shares of Company Common Stock issued upon exercise of the Company Warrants shall be converted in the Merger solely into the right to receive the number of shares of Parent Common Stock that the holders of the Company Warrants would have received had the Company Warrants been exercised prior to the Closing. At or prior to the Closing, Parent shall have received satisfactory evidence that all outstanding shares of Company Preferred Stock shall have converted into a right to receive only the Parent Common Stock as set forth in Section 1.5 hereof and all outstanding Company Bridge Notes have been converted in accordance with their respective terms.

         6.5 CONSENTS. All Consents (a) required to be obtained from any Governmental Entity, (b) required to be obtained under the Company Contracts listed on Part 2.22 of the Disclosure Schedule, and (c) otherwise required to be obtained, in each case in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

         6.6 AGREEMENTS AND DOCUMENTS. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

              (a) Affiliate Agreements in the form of Exhibit G hereto, executed by the Persons identified on Exhibit E hereto and by any other Person who could reasonably be deemed to be an "affiliate" of the Company for purposes of the Securities Act;


                                        35.

              (b) Noncompetition Agreements in the form of Exhibit H hereto, executed by the Key Employees, effective as of the date of this Agreement, and such agreements shall not have been rescinded and shall be in full force and effect as of the Closing Date;

              (c) a FIRPTA Statement in the form of Exhibit K hereto, executed by the Company;

              (d) (i) Stockholder Representation Letters in the form of Exhibit F-1 hereto, executed by each of the Merger Stockholders and (ii) Purchaser Representative Letters in the form of Exhibit F-2 hereto, executed by each Merger Stockholder that is not an "accredited investor" for purposes of Regulation D of the SEC;

              (e) a Registration Rights Agreement in the form of Exhibit C hereto, executed by each of the Merger Stockholders;

              (f) a Lock-Up Agreement substantially in the form of Exhibit N hereto, executed by each of the Merger Stockholders;

              (g) an Escrow Agreement in the form of Exhibit D hereto, executed by the Escrow Agent, Stockholders' Agent and each of the Merger Stockholders;

              (h) a Release in the form of Exhibit J hereto, executed by the individuals identified on Exhibit I hereto;

              (i) a legal opinion of Manatt, Phelps & Phillips, LLP, dated as of the Closing Date, in the form of Exhibit L hereto;

              (j) a certificate executed by the Company and containing the representation and warranty of the Company that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.7 and 6.10 have been duly satisfied (the "Company's Closing Certificate");

              (k) a certificate of merger executed by the Company to be filed with the Secretary of State of the State of Delaware in accordance with
Section 1.3;

              (l) written resignations of all directors of the Company, effective as of the Closing Date;

              (m) the valid and effective termination of agreements among the Company stockholders; and

              (n) the valid and effective termination as of the Effective Time of provisions in Contracts that provide any Person with rights of any nature with respect to the board of directors of the Company, except as provided generally by the Company's certificate of incorporation and bylaws or by applicable law.

         6.7 ABSENCE OF MATERIAL ADVERSE EFFECT ON THE COMPANY. There shall have been no change in the business, properties, condition (financial or otherwise) or results of operations


                                        36.

of the Company since the date of this Agreement which has had or would reasonably be expected to have a Material Adverse Effect on the Company.

         6.8 STOCK. Immediately following the Closing, Parent shall own 100% of the outstanding capital stock and rights to acquire capital stock of the Company.

         6.9 FIRPTA COMPLIANCE. The Company shall have delivered to Parent the documents required to be filed with the Internal Revenue Service referred to in Section 5.10.

         6.10 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

         6.11 NO LEGAL PROCEEDINGS. No Governmental Body or other Person shall have commenced or threatened to commence any Legal Proceeding (a) challenging or seeking the recovery of a material amount of damages in connection with the Merger, (b) seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of Merger Sub or the Company or (c) claiming to own any capital stock of the Company, or option or other right to acquire capital stock of the Company, or right to receive consideration as a result of the Merger.

         6.12 RULE 506 EXEMPTION. The issuance of Parent Common Stock to the Merger Stockholders shall be exempt from registration under the Securities Act pursuant to Rule 506 under the Securities Act.

         6.13 PARACHUTE PAYMENTS. The Company shall have obtained stockholder approval of any payment or benefit that a Company employee or consultant may receive in connection with the Merger that would be considered a "parachute payment" under Section 280G of the Code. Such stockholder approval shall comply with the "Shareholder Approval Requirements" of Section 280G(b)(5) of the Code and related Treasury Regulations).

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

              The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver), at or prior to the Closing, of the following conditions:

         7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Parent in this Agreement and in each of the other agreements and instruments delivered to the Company in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement; PROVIDED, HOWEVER, that, for purposes of determining the accuracy of such representations and warranties (i) all "Material Adverse Effect" qualifications and other materiality qualifications or any similar qualifications contained in such representations and warranties shall be disregarded and (ii) any update or modification to the Parent Disclosure Schedule made or purported to have been made after the


                                        37.

date of this Agreement shall be disregarded. Each of the representations and warranties made by Parent in this Agreement and in each of the other agreements and instruments delivered to the Company in connection with the transactions contemplated by this Agreement shall be accurate in all material respects as of the Closing Date as if made at the Closing (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be accurate in all material respects on and as of such date); PROVIDED, HOWEVER, that, for purposes of determining the accuracy of such representations and warranties
(i) all "Material Adverse Effect" qualifications and other materiality qualifications or any similar qualifications contained in such representations and warranties shall be disregarded and (ii) any update or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

         7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

         7.3 AGREEMENTS AND DOCUMENTS. The Company shall have received the following documents.

              (a) a Registration Rights Agreement in the form of Exhibit C hereto, executed by Parent;

              (b) Noncompetition Agreements in the form of Exhibit H hereto, executed by the Key Employees, effective as of the date of this Agreement, and such agreements shall not have been rescinded and shall be in full force and effect as of the Closing Date;

              (c) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, in the form of Exhibit M hereto;

              (d) an Escrow Agreement in the form of Exhibit D hereto, executed by Parent; and

              (e) a certificate executed by Parent and Merger Sub containing the representation and warranty of the Parent and Merger Sub that the conditions set forth in Sections 7.1, 7.2, 7.4, 7.5 and 7.7 have been duly satisfied.

         7.4 LISTING. The shares of Parent Common Stock to be issued in the Merger and such other shares of Parent Common Stock required to be reserved for issuance in connection with the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

         7.5 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.


                                        38.

         7.6 TAX-FREE REORGANIZATION. The Company shall have received satisfactory evidence (including in the form of a written opinion from its tax counsel, Manatt, Phelps & Phillips, LLP) that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

         7.7 NO LEGAL PROCEEDINGS. No Governmental Body or other Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger.

         7.8 RULE 506 EXEMPTION. The issuance of Parent Common Stock to the Merger Stockholders shall be exempt from registration under the Securities Act pursuant to Rule 506 under the Securities Act, unless any failure to be so exempt shall relate to actions taken or not taken by the Company or the Company's stockholders.

SECTION 8. TERMINATION

         8.1 TERMINATION EVENTS. This Agreement may be terminated prior to the Closing:

              (a) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement or in any other agreement or instrument delivered to the Company);

              (b) by the Company if it reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

              (c) by Parent if the Closing has not taken place on or before August 31, 2000 (other than as a result of any failure on the part of the Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement or in any other agreement or instrument delivered to the Company);

              (d) by the Company if the Closing has not taken place on or before August 31, 2000 (other than as a result of the failure on the part of the Company to comply with or perform any covenant or obligation of the Company set forth in this Agreement or in any other agreement or instrument delivered to Parent);

              (e) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

              (f) by the mutual written consent of Parent and the Company.


                                        39.

         8.2 TERMINATION PROCEDURES. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a) or Section 8.1(c), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b) or Section 8.1(d), the Company shall deliver to Parent a notice, in writing, stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which it is terminating this Agreement.

         8.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 8.1 and 8.2, all further obligations of the parties under this Agreement shall terminate; PROVIDED, HOWEVER, that: (a) none of the parties shall be relieved of any obligation or liability arising from any prior willful breach by such party of any provision of this Agreement and (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10 and Section 5.4.

SECTION 9. INDEMNIFICATION, ETC.

         9.1 SURVIVAL OF REPRESENTATIONS, ETC.

              (a) The representations and warranties made by the Company (including the representations and warranties set forth in Section 2) shall survive the Closing and shall expire on the first anniversary of the Closing Date (the "Termination Date"); PROVIDED, HOWEVER, that if, at any time prior to the Termination Date, any Indemnitee (acting in good faith) delivers to the Stockholders' Agent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Termination Date until such time as such claim is fully and finally resolved. All representations and warranties made by Parent and Merger Sub shall terminate and expire as of the Closing Date, and any liability of Parent or Merger Sub with respect to such representations and warranties shall thereupon cease.

              (b) The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or Knowledge of, any of the Indemnitees or any of their Representatives.

              (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement.

    9.2  INDEMNIFICATION.

              (a) From and after the Closing Date (but subject to Section 9.1(a), 9.2(b), 9.3 and the other limitations set forth in this Section 9), the stockholders of the Company who shall have received, or shall be entitled to receive, Parent Common Stock pursuant to Section 1.5 of this Agreement (the "Indemnitors"), severally (and not jointly) and in proportion to their original


                                        40.

contributions to the Escrow Fund, shall hold harmless and indemnify each of the Indemnitees from and against, and the Escrow Shares shall be available to compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in
Section 2 (as modified by the Disclosure Schedule) as of the date of this Agreement (without giving effect to any "Material Adverse Effect on the Company" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, and without giving effect to any update to the Disclosure Schedule delivered by the Company to Parent after the date of this Agreement and prior to the Closing); (ii) any inaccuracy in or breach of any representation or warranty set forth in Section 2 (as modified by the Disclosure Schedule) as if such representation and warranty had been made on and as of the Closing Date (except to the extent such representation and warranty expressly relates to any earlier date, in which case as if such representation and warranty had been made on and as of such date) (without giving effect to any "Material Adverse Effect on the Company" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, but giving effect to any update to the Disclosure Schedule delivered by the Company to Parent prior to the Closing);
(iii) any breach of any covenant or obligation of the Company (including the covenants set forth in Sections 4 and 5); or (iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)," "(ii)" or "(iii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section
9); PROVIDED, HOWEVER, that, except as set forth in Section 9.3 with respect to claims based upon fraud, the aggregate amount for which the Indemnitors are required collectively to indemnify the Indemnitees pursuant to this
Section 9.2 will not exceed the Escrow Shares held in the Escrow Fund and, as to each Indemnitor individually, will not exceed such Indemnitor's individual percentage of the Escrow Shares.

              (b) DEDUCTIBLE. The Indemnitors shall not be required to make any indemnification payment pursuant to Section 9.2(a) for any inaccuracy in or breach of any of their representations and warranties set forth in Section 2 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $250,000 in the aggregate. If the total amount of such Damages exceeds $250,000, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed only for the portion of such Damages exceeding $250,000.

         9.3 EXCLUSIVE REMEDY. With the exception of claims based upon fraud, from and after the Closing, recourse of Parent to the Escrow Shares pursuant to this Agreement and the Escrow Agreement shall be the sole and exclusive remedy of Parent and the other Indemnitees for monetary damages under the indemnification provisions contained in, and for any breach of, this Agreement (it being understood that nothing in this Section 9.3 or elsewhere in this Agreement shall effect Parent's rights to specific performance or other equitable remedies with


                                        41.

respect to the covenants referred to in this Agreement to be performed after the Closing). With respect to claims based upon fraud, the aggregate amount for which all Indemnitors are required collectively to indemnify the Indemnitees will not exceed the Merger Consideration.

         9.4 NO CONTRIBUTION. No stockholders of the Company shall have any right of contribution, right of indemnity or other right or remedy against Merger Sub or the Company in connection with any indemnification obligation or any other liability to which she, he or it may become subject under or in connection with this Agreement.

         9.5 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against Merger Sub or the Company, against Parent or against any other Person) with respect to which any of the Indemnitors may, in Parent's reasonable judgment, become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. The Merger Stockholders shall be entitled, at their expense, to participate in any defense of such claim or Legal Proceeding. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

              (a) each Indemnitor shall make available to Parent any documents and materials in his or its possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

              (b) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding only with the consent of the Stockholders' Agent; PROVIDED, HOWEVER, that such consent shall not be unreasonably withheld.

Parent shall give the Stockholders' Agent prompt notice of the commencement of any such Legal Proceeding against Parent, Merger Sub or the Company; PROVIDED, HOWEVER, any failure on the part of Parent to so notify the Stockholders' Agent shall not limit any of the obligations of the Indemnitors under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding). If Parent does not elect to proceed with the defense of any such claim or Legal Proceeding, the Stockholders' Agent may proceed with the defense of such claim or Legal Proceeding with counsel reasonably satisfactory to Parent and the expense of said defense shall be paid out of the Escrow Fund; PROVIDED, HOWEVER, that the Stockholders' Agent may not settle, adjust or compromise any such claim or Legal Proceeding without the prior written consent of Parent (which consent may not be unreasonably withheld).

SECTION 10. MISCELLANEOUS PROVISIONS

         10.1 STOCKHOLDERS' AGENT. By virtue of their approval of the Merger and this Agreement, the Merger Stockholders shall have approved, among other matters, the indemnification and escrow terms set forth in Section 9 and the expense reimbursement provisions in Section 10.3 and shall irrevocably appoint Tyrone F. Pike as their agent for purposes of Section 9 and Section 10.3 (the "Stockholders' Agent") to give and receive notices and communications, to authorize delivery to Parent of Parent Common Stock, cash or other property from the Escrow Fund, to object to such deliveries, to agree to, negotiate, enter into


                                        42.

settlements and compromises of, and demand dispute resolution pursuant to
Section 3 of the Escrow Agreement and comply with orders of courts and awards of arbitrators with respect to indemnification claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing. Tyrone F. Pike hereby accepts his appointment as the Stockholders' Agent. Parent shall be entitled to deal exclusively with the Stockholders' Agent on all matters relating to Section 9 and Section 10.3, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Indemnitor by the Stockholders' Agent, and on any other action taken or purported to be taken on behalf of any Indemnitor by the Stockholders' Agent, as fully binding upon such Indemnitor. If the Stockholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Indemnitors, then the Indemnitors shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the "Stockholders' Agent" for purposes of Section 9, Section 10.3 and this Section 10.1. If for any reason there is no Stockholders' Agent at any time, all references herein to the Stockholders' Agent shall be deemed to refer to the Indemnitors. The Stockholders' Agent shall not be responsible for any act done or omitted thereunder as Stockholders' Agent while acting in good faith and in the exercise of reasonable judgment. The Merger Stockholders shall jointly and severally indemnify the Stockholders' Agent and hold the Stockholders' Agent harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Stockholders' Agent and arising out of or in connection with the acceptance or administration of the Stockholders' Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel or other professional retained by the Stockholders' Agent. By virtue of their approval of the Merger and this Agreement, the Merger Stockholders hereby agree to pay all costs and expenses, including those of any legal counsel or other professional retained by the Stockholders' Agent, in connection with the acceptance and administration of the Stockholders' Agent's duties hereunder. Subject to the prior right of Parent to make claims for Damages, the Stockholders' Agent shall have the right to recover from the Escrow Fund prior to any distribution to the Merger Stockholders, any costs and expenses, including, without limitation, indemnity expenses and those of any legal counsel or other professional retained by the Stockholders' Agent, in connection with the performance, acceptance and administration of the Stockholders' Agent's duties hereunder.

         10.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

         10.3 FEES AND EXPENSES. Parent shall bear and pay all fees, costs and expenses (including, without limitation, commercially reasonable legal and accounting fees incurred by the Company) that have been incurred or that are incurred by Parent, Merger Sub and the Company in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Costs"); PROVIDED, HOWEVER, that Parent shall have no obligation to bear and pay the Transaction Costs of the Company if the Merger is not consummated; and PROVIDED FURTHER, that Parent shall have no obligation to bear and pay commercially reasonable fees and expenses of the Company that exceed $150,000, such excess Transaction Costs to be borne and paid by the


                                        43.

Merger Stockholders by deducting from the Escrow Fund a number of shares of Parent Common Stock having an aggregate value equal to the amount of the fees and expenses of the Company that exceed $150,000 in the aggregate.

         10.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled) from the non-prevailing party.

         10.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  IF TO PARENT OR MERGER SUB:
                  InterNAP Network Services Corporation
                  601 Union Street, Suite 1000
                  Seattle, WA 98101
                  Attention:  Chief Financial Officer, with a copy to General
                              Counsel
                  Facsimile No.:  (206) 264-1832

                  WITH COPIES TO:
                  Cooley Godward LLP
                  3000 El Camino Real
                  Palo Alto, CA  94306
                  Attention:  Suzanne Sawochka Hooper
                  Facsimile No.:  (650) 849-7400

                  Cooley Godward LLP
                  5200 Carillon Point
                  Kirkland, WA 98033-7356
                  Attention:  Christopher W. Wright
                  Facsimile No.:  (425) 893-7777


                  IF TO THE COMPANY:
                  VPNX.com, Inc.
                  380 South 400 West
                  Linden, Utah 84042
                  Attention:  Tyrone Pike
                  Facsimile No.:  (801) 224-3461

                  WITH A COPY TO:


                                        44.

                  Manatt, Phelps & Phillips, LLP
                  1001 Page Mill Road
                  Building Two
                  Palo Alto, California 94304
                  Attention: Jerrold Petruzzelli
                  Facsimile No.: (650) 213-0260

                  IF TO THE STOCKHOLDERS' AGENT OR ANY OF THE INDEMNITORS:
                  Tyrone F. Pike
                  3295 Woodside Road
                  Woodside, California 94062
                  Facsimile No.: (650) 851-9156

         10.6 TIME OF THE ESSENCE. For the purposes of this Agreement and the transactions contemplated by this Agreement, time is of the essence.

         10.7 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         10.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         10.9 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

         10.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each of the parties hereto and each of their respective successors and assigns, if any. This Agreement shall inure to the benefit of: the Company; Parent; Merger Sub; the other Indemnitees; and the respective successors and assigns, if any, of the foregoing. Merger Sub may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

         10.11 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative), provided that no party shall be entitled to double recovery for monetary damages with respect to the same facts and circumstances. The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (b) an injunction restraining such breach or threatened breach.


                                        45.

         10.12 WAIVER. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         10.13 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

         10.14 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         10.15 PARTIES IN INTEREST. Except for the provisions of Sections 1.5 and 10.1, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

         10.16 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; PROVIDED, HOWEVER, that the Nondisclosure Agreement, dated as of April 12, 2000, shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Closing Date or (b) the date on which such Nondisclosure Agreement is terminated in accordance with its terms.

         10.17 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         10.18 CONSTRUCTION.

              (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.


                                        46.

              (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

              (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

              (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Schedules" and "Exhibits" are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.




                                        47.

         The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                          INTERNAP NETWORK SERVICES CORPORATION,
                            a Washington corporation

                          By: /s/ Anthony C. Naughtin
                             ---------------------------------------------

                          Name: Anthony C. Naughtin
                               -------------------------------------------

                          Title: President and CEO
                                ------------------------------------------


                          VIRGINIA ACQUISITION CORP.,
                            a Delaware corporation

                          By: /s/ Anthony C. Naughtin
                             ---------------------------------------------

                          Name: Anthony C. Naughtin
                               -------------------------------------------

                          Title: President
                                ------------------------------------------


                          VPNX.COM, INC.,
                            a Delaware corporation

                          By: /s/ Tyrone F. Pike
                             ---------------------------------------------

                          Name: Tyrone F. Pike
                               -------------------------------------------

                          Title: President and CEO
                                ------------------------------------------


                          STOCKHOLDERS' AGENT,
                            Solely for purposes of Sections 9 and 10


                          /s/ Tyrone F. Pike
                          ------------------------------------------------
                          Name: Tyrone F. Pike, as individual


                              [SIGNATURE PAGE]

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         ACQUISITION PROPOSAL. "Acquisition Proposal" means any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by Parent) contemplating or otherwise relating to any Acquisition Transaction.

         ACQUISITION TRANSACTION. "Acquisition Transaction" means any transaction involving:

             (a) the sale, license, disposition or acquisition of all or a material portion of the business or assets of the Company;

             (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

             (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

         AGREEMENT. "Agreement" means the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

         CAL-COBRA. "Cal-COBRA" means the continuation coverage that must be offered pursuant to Article 4.5 or Article 1.7 of Chapter 1 of Part 2 of Division 2 of the Insurance Code, as amended from time to time.

         COBRA. "COBRA" means the Consolidated Omnibus Reconciliation Act of 1985, as amended from time to time, as set forth in Section 4980B of the Code and Part 6 of Subtitle B or Title I of ERISA.

         COMPANY BRIDGE NOTES. "Company Bridge Notes" means $2 million principal amount of the Company's Convertible Promissory Notes, dated December 31, 1999, and convertible into Series B Preferred Stock at a price per share of $1.2734833.

         COMPANY COMMON STOCK. "Company Common Stock" means a share of common stock, $.001 par value, of the Company.

         COMPANY CONTRACT. "Company Contract" means any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

         COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" means any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

         COMPANY WARRANTS. "Company Warrants" means the warrants to purchase shares of capital stock of the Company.

         CONSENT. "Consent" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental
Authorization).

         CONTRACT. "Contract" means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         DAMAGES. "Damages" include any loss, damage, injury, diminution in value as of the date of this Agreement or as of the Closing Date (compared to the value of the Company had the representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date hereof and the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be accurate in all material respects on and as of such date); PROVIDED, HOWEVER, that, for purposes of determining the accuracy of such representations and warranties (i) all "Material Adverse Effect" qualifications and other materiality qualifications or any similar qualifications contained in such representations and warranties shall be disregarded and (ii) any update or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded), liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, cost (including reasonable costs of investigation) or expense of any nature.

         DISCLOSURE SCHEDULE. "Disclosure Schedule" means the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company.

         ENCUMBRANCE. "Encumbrance" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         ENVIRONMENTAL LAW. "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

         EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" means any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         INDEMNITEES. "Indemnitees" means the following Persons: (a) Parent;
(b) Parent's current and future officers, directors and affiliates (including Merger Sub); and (c) the respective successors and assigns of the Persons referred to in clauses "(a)"and "(b)" above; PROVIDED, HOWEVER, that the stockholders of the Company are not deemed to be "Indemnitees."

         INTELLECTUAL PROPERTY RIGHT. "Intellectual Property Right" means any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, Internet domain name, copyright (whether registered or unregistered), copyright application or trade secret.

         KEY EMPLOYEES. "Key Employees" means the following individuals:
Michael Doherty, Joseph Ekstrom, Thomas McNeill, Richard Russell, John Watkins and Tyrone Pike.

         KNOWLEDGE. Information shall be deemed to be known to or to the "knowledge" of the Company if that information is actually known or reasonably should be known by Michael Doherty, Joseph Ekstrom, John Watkins, Tyrone Pike or Joan Lockie or any officer of the Company.

         LEGAL PROCEEDING. "Legal Proceeding" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         LEGAL REQUIREMENT. "Legal Requirement" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         MATERIAL ADVERSE EFFECT ON THE COMPANY. "Material Adverse Effect on the Company" means any change, effect, event, occurrence, state of facts or development that is materially adverse to the business, financial condition or results of operations of the Company; PROVIDED, HOWEVER, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect on the Company: (a) any adverse change, effect, event, occurrence, state of facts or development to the extent attributable to the announcement or pendency of the Merger (including any cancellations of or delays in customer orders, any reduction in sales or any disruption in supplier, distributor, partner or similar relationships); (b) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industries in which the Company participates, the U.S. economy as a whole or foreign economies in any locations where the Company has material operations or sales; or (c) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof.

         MATERIAL ADVERSE EFFECT ON PARENT. "Material Adverse Effect on Parent" means any change, effect, event, occurrence, state of facts or development that is materially adverse to the business, financial condition or results of operations of Parent; PROVIDED, HOWEVER, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect on
Parent: (a) any change in the market price or trading volume of Parent's stock after the date hereof; (b) any failure by Parent to meet by less than 25% internal projections or forecasts or published revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement; (c) any adverse change, effect, event, occurrence, state of facts or development to the extent directly attributable to the announcement or pendency of the Merger (including any cancellations of or delays in customer orders, any reduction in sales or any disruption in supplier, distributor, partner or similar relationships); (d) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industries in which Parent participates, the U.S. economy as a whole or foreign economies in any locations where Parent has material operations or sales; or (e) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof.

         MATERIALS OF ENVIRONMENTAL CONCERN. "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

         PARENT DISCLOSURE SCHEDULE. "Parent Disclosure Schedule" means the schedule (dated as of the date of the Agreement) delivered to the Company on behalf of Parent.

         PERSON. "Person" means any individual, Entity or Governmental Body.

         PROPRIETARY ASSET. "Proprietary Asset" means any patent, patentable subject matter, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, Internet domain name and web site, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, franchise, system, computer software, invention, design, blueprint, data, databases, proprietary product, technology, proprietary right or other intellectual property right or tangible or intangible asset relating to or incorporating the foregoing.

         REPRESENTATIVES. "Representatives" means officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         SEC. "SEC" means the United States Securities and Exchange
Commission.

         SECURITIES ACT. "Securities Act" means the Securities Act of 1933, as amended.

         TAX. "Tax" means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         YEAR 2000 COMPLIANT. "Year 2000 Compliant" means, with respect to a computer, computer program or other item of software, that: (i) the functions, calculations and other computing processes of such computer, program or software perform in a consistent and correct manner without interruption regardless of the date on which such functions, calculations and processes are actually performed and regardless of the date input to the applicable computer system (whether before, on or after January 1, 2000);
(ii) such computer, program or software accepts, calculates, compares, sorts, extracts, sequences and otherwise processes date inputs and date values, and returns and displays date values, in a consistent and correct manner regardless of the dates used (whether before, on or after January 1, 2000);
(iii) such computer, program or software accepts and responds to year input in a manner that resolves any ambiguities as to century in a defined, predetermined and appropriate manner; (iv) such computer, program or software stores and displays date information in ways that are unambiguous as to the determination of the century; and (v) such computer, program or software determines leap years in accordance with the following standard: (A) if dividing the year by 4 yields an integer, it is a leap year, except for years ending in 00, but (B) a year ending in 00 is a leap year if dividing it by 400 yields an integer.

===============================================================================


                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:


                     INTERNAP NETWORK SERVICES CORPORATION,
                            a Washington corporation;


                           VIRGINIA ACQUISITION CORP.,
                             a Delaware corporation;

                                       and


                                 VPNX.COM, INC.,
                             a Delaware corporation





                           ---------------------------
                            Dated as of July 6, 2000
                           ---------------------------


===============================================================================

                                    EXHIBIT B

                            FORM OF VOTING AGREEMENT

                                    EXHIBIT C

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT D

                            FORM OF ESCROW AGREEMENT

                                    EXHIBIT E

                     PERSONS TO EXECUTE AFFILIATE AGREEMENTS

                                  Michael Clair

                                 Michael Doherty

                                 Joseph Ekstrom

                                  Jeff B. Erwin

                                  Kevin A. Fong

                                 Donald L. Lucas

                                 Thomas McNeill

                                   Tyrone Pike

                                 Richard Russell

                                  John Watkins

                                   EXHIBIT F-1

                    FORM OF STOCKHOLDER REPRESENTATION LETTER

                                   EXHIBIT F-2

                     FORM OF PURCHASER REPRESENTATIVE LETTER

                                    EXHIBIT G

                           FORM OF AFFILIATE AGREEMENT

                                    EXHIBIT H

                        FORM OF NONCOMPETITION AGREEMENT

                                    EXHIBIT I

                            PERSONS TO SIGN RELEASES



                                 Michael Doherty

                                 Joseph Ekstrom

                                   Joan Lockie

                                 Thomas McNeill

                                   Tyrone Pike

                                 Richard Russell

                                  John Watkins

                                    EXHIBIT J

                                 FORM OF RELEASE

                                    EXHIBIT K

                                FIRPTA STATEMENT

                                    EXHIBIT L

             FORM OF LEGAL OPINION OF MANATT, PHELPS & PHILLIPS, LLP

                                    EXHIBIT M

                   FORM OF LEGAL OPINION OF COOLEY GODWARD LLP



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                                    EXHIBIT N

                            FORM OF LOCK-UP AGREEMENT





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                                   EXHIBITS


Exhibit A      -     Certain Definitions

Exhibit B      -     Form of Voting Agreement

Exhibit C      -     Form of Registration Rights Agreement

Exhibit D      -     Form of Escrow Agreement

Exhibit E      -     Persons to Execute Affiliate Agreements

Exhibit F-1    -     Form of Stockholder Representation Letter

Exhibit F-2    -     Form of Purchaser Representative Letter

Exhibit G      -     Form of Affiliate Agreement

Exhibit H      -     Form of Noncompetition Agreement

Exhibit I      -     Persons to Sign Releases

Exhibit J      -     Form of Release

Exhibit K      -     FIRPTA Statement

Exhibit L      -     Form of Legal Opinion of Manatt, Phelps & Phillips, LLP

Exhibit M      -     Form of Legal Opinion of Cooley Godward LLP

Exhibit N      -     Form of Lock-Up Agreement





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                                TABLE OF CONTENTS

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SECTION 1. DESCRIPTION OF TRANSACTION.............................................................................1

         1.1      Merger of Merger Sub into the Company...........................................................1

         1.2      Effect of the Merger............................................................................1

         1.3      Closing; Effective Time.........................................................................2

         1.4      Certificate of Incorporation and Bylaws; Directors and Officers.................................2

         1.5      Merger Consideration; Conversion of Shares......................................................2

         1.6      Stock Options and Warrants......................................................................4

         1.7      Closing of the Company's Transfer Books.........................................................6

         1.8      Exchange of Certificates; Escrow Shares.........................................................6

         1.9      Appraisal Rights................................................................................8

         1.10     Tax Consequences................................................................................8

         1.11     Accounting Treatment............................................................................8

         1.12     Further Action..................................................................................8

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................................9

         2.1      Due Organization; Subsidiaries; Etc.............................................................9

         2.2      Certificate of Incorporation and Bylaws; Records................................................9

         2.3      Capitalization, Etc.............................................................................9

         2.4      Financial Statements...........................................................................11

         2.5      Absence of Changes.............................................................................11

         2.6      Title to Assets; Sufficiency of Assets.........................................................13

         2.7      Receivables, Customers.........................................................................13

         2.8      Equipment; Leasehold...........................................................................14

         2.9      Title to Real Property.........................................................................14

         2.10     Intellectual Property..........................................................................14

         2.11     Contracts......................................................................................16

         2.12     Liabilities....................................................................................18

         2.13     Compliance with Legal Requirements.............................................................18

         2.14     Governmental Authorizations....................................................................19

         2.15     Tax Matters....................................................................................19

         2.16     Employee and Labor Matters; Benefit Plans......................................................19


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         2.17     Environmental Matters..........................................................................21

         2.18     Insurance......................................................................................22

         2.19     Related Party Transactions.....................................................................22

         2.20     Legal Proceedings; Orders......................................................................22

         2.21     Authority; Binding Nature of Agreement.........................................................23

         2.22     Non-Contravention; Consents....................................................................23

         2.23     Full Disclosure................................................................................24

         2.24     Vote Required..................................................................................24

         2.25     No Brokers.....................................................................................24

         2.26     No Existing Discussions........................................................................24

         2.27     Inapplicability of Hart-Scott-Rodino Act.......................................................24

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...............................................24

         3.1      Corporate Existence and Power..................................................................24

         3.2      Capitalization, Etc............................................................................25

         3.3      Absence of Changes.............................................................................25

         3.4      Authority; Binding Nature of Agreement.........................................................26

         3.5      No Conflict; Consents..........................................................................26

         3.6      SEC Filings; Financial Statements..............................................................26

         3.7      Valid Issuance.................................................................................27

         3.8      Full Disclosure................................................................................27

         3.9      Merger Sub.....................................................................................27

         3.10     No Brokers.....................................................................................27

         3.11     Legal Proceedings..............................................................................28

SECTION 4. CERTAIN COVENANTS OF THE COMPANY......................................................................28

         4.1      Access and Investigation.......................................................................28

         4.2      Operation of the Business of the Company.......................................................28

         4.3      Notification; Updates to Disclosure Schedule...................................................30

         4.4      No Negotiation.................................................................................31

         4.5      Financial Covenants............................................................................31

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES...................................................................31



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         5.1      Filings and Consents...........................................................................31

         5.2      Company Stockholders' Meeting..................................................................31

         5.3      Conversion and Exercise........................................................................32

         5.4      Public Announcements...........................................................................32

         5.5      Affiliate Agreements...........................................................................33

         5.6      Commercially Reasonable Efforts................................................................33

         5.7      Termination of Agreements......................................................................33

         5.8      Releases.......................................................................................33

         5.9      Protection of Proprietary Assets...............................................................33

         5.10     FIRPTA Matters.................................................................................33

         5.11     Tax-Free Reorganization........................................................................33

         5.12     Employee Matters...............................................................................34

         5.13     Employee Bonuses...............................................................................34

         5.14     Stock Certificates.............................................................................34

         5.15     Employee Benefits..............................................................................34

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB..........................................34

         6.1      Accuracy of Representations....................................................................34

         6.2      Performance of Covenants.......................................................................35

         6.3      Stockholder Approval...........................................................................35

         6.4      Assumption/Exercise of Company Warrants........................................................35

         6.5      Consents.......................................................................................35

         6.6      Agreements and Documents.......................................................................35

         6.7      Absence of Material Adverse Effect on the Company..............................................36

         6.8      Stock..........................................................................................37

         6.9      FIRPTA Compliance..............................................................................37

         6.10     No Restraints..................................................................................37

         6.11     No Legal Proceedings...........................................................................37

         6.12     Rule 506 Exemption.............................................................................37

         6.13     Parachute Payments.............................................................................37

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY....................................................37


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         7.1      Accuracy of Representations....................................................................37

         7.2      Performance of Covenants.......................................................................38

         7.3      Agreements and Documents.......................................................................38

         7.4      Listing........................................................................................38

         7.5      No Restraints..................................................................................38

         7.6      Tax-Free Reorganization........................................................................39

         7.7      No Legal Proceedings...........................................................................39

         7.8      Rule 506 Exemption.............................................................................39

SECTION 8. TERMINATION...........................................................................................39

         8.1      Termination Events.............................................................................39

         8.2      Termination Procedures.........................................................................40

         8.3      Effect of Termination..........................................................................40

SECTION 9. INDEMNIFICATION, ETC..................................................................................40

         9.1      Survival of Representations, Etc...............................................................40

         9.2      Indemnification................................................................................40

         9.3      Exclusive Remedy...............................................................................41

         9.4      No Contribution................................................................................42

         9.5      Defense of Third Party Claims..................................................................42

SECTION 10. MISCELLANEOUS PROVISIONS.............................................................................42

         10.1     Stockholders' Agent............................................................................42

         10.2     Further Assurances.............................................................................43

         10.3     Fees and Expenses..............................................................................43

         10.4     Attorneys' Fees................................................................................44

         10.5     Notices........................................................................................44

         10.6     Time of the Essence............................................................................45

         10.7     Headings.......................................................................................45

         10.8     Counterparts...................................................................................45

         10.9     Governing Law..................................................................................45

         10.10    Successors and Assigns.........................................................................45

         10.11    Remedies Cumulative; Specific Performance......................................................45


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         10.12    Waiver.........................................................................................46

         10.13    Amendments.....................................................................................46

         10.14    Severability...................................................................................46

         10.15    Parties in Interest............................................................................46

         10.16    Entire Agreement...............................................................................46

         10.17    Waiver of Jury Trial...........................................................................46

         10.18    Construction...................................................................................46


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